                                                              Immediate Release
                                                              Michael Whitlow
                                                              (225) 388-7320
                                                              Sara McCoy
                                                              (804) 788-6091

                  Albemarle Reports First-Quarter 2003 Results

     Richmond, Virginia, April 23, 2003 -- Albemarle Corporation (NYSE:ALB) reported first-quarter 2003 net income of $21.0 million, or 50 cents per share on a diluted basis. The earnings include the positive effect of a prior period income tax settlement from the Internal Revenue Service of 17 cents per diluted share and the after-tax cumulative effect of a charge for a change in accounting principle related to SFAS No. 143 "Accounting for Asset Retirement Obligations" of five cents per diluted share.

     After adjusting for these items, the Company's diluted earnings per share for first quarter 2003 was 38 cents. First-quarter 2002 earnings per share, which also amounted to 38 cents, included a one cent after-tax special charge for workforce reductions. On a period-to-period comparison, first-quarter 2003 operating results reflect higher sales volumes, reduced manufacturing fixed costs and the positive effects of foreign exchange, offset by higher energy and raw materials costs and lower pricing in certain businesses.

     First-quarter 2003 net sales of $265.6 million were a first-quarter record for the Company since the sale of the olefins businesses in 1996, up 14.6 percent from first-quarter 2002. The increase in net sales was primarily due to higher shipments of flame retardants, the effects of foreign exchange and the sales associated with the addition of the fuel and lube additives products that were acquired in mid- January from Ethyl Corporation, offset, in part, by lower pricing in certain businesses.

     Average common shares used to compute first quarter 2003 diluted earnings per share were 42,286,000, down from 44,190,000 for the corresponding period in 2002, primarily reflecting the effects of the Company's repurchase of its common shares in both February 2003 and 2002.

     Mark C. Rohr, president and chief executive officer, said, "We are pleased with the continued progress in our polymer additives business and positive impact of our acquisitions and joint ventures. I believe our 2003 first quarter is a solid performance against some strong headwinds in energy and raw materials. While underlying volumes remain stable, we continue to observe mixed signals regarding improvement in consumer electronics, capital spending and other aspects of the general economy that would indicate that a recovery is in progress."

     Rohr added, "The Company generated almost $50 million in net cash flow from operating activities during the first quarter despite the slow growth economic environment in which we operate, continuing to provide a clear view of our strategic position and financial strength of the business."

     On January 1, 2003, the Company adopted the provisions of the Emerging Issues Task Force Issue No. 00-10, "Accounting for Shipping and Handling Fees and Costs." The Company reclassified all costs incurred for shipping and handling from a reduction of net sales to cost of sales for the periods reflected herein. The presentation of prior period information has been reclassified to conform to the current year presentation. The Company plans to file an amendment to its Form 10-K for the year 2002. This change does not have an effect on gross profit, operating profit or net income. Shipping and handling costs reclassified totaled $8,352 and $7,194 for the three months ended March 31, 2003 and 2002, respectively.

     Some of the information presented in the following communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current expectations, which are in turn based on the Company's reasonable assumptions within the bounds of its knowledge of its business and operations. There can be no assurance, however, that the Company's actual results will not differ materially from the results and expectations in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, competition from other manufacturers, changes in the demand for the Company's products, increases in the cost of products, increases in the cost of energy and raw materials (notably, ethylene, chlorine and natural gas), changes in the Company's markets in general, fluctuations in foreign currencies, changes in new product introductions resulting in increases in capital project requests and approvals leading to additional capital spending, changes in laws and regulations, unanticipated claims or litigation, the inability to obtain current levels of product or premises liability insurance or the denial of such coverage, political unrest affecting the global economy and changes in accounting standards. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

     A more comprehensive discussion of the Company's performance will be available on Albemarle's Web Page at www.albemarle.com on April 23, following a conference call at 3 PM Eastern daylight time.

     Albemarle Corporation, headquartered in Richmond, Virginia, is a leading producer of specialty chemicals for consumer electronics; pharmaceuticals; agricultural, automotive and industrial products; and construction and packaging materials. The company's two business segments, Polymer Chemicals and Fine Chemicals - which includes custom manufacturing services for the life sciences market - serve customers in more than 40 countries, generating annual revenue of approximately $1 billion. Learn more about Albemarle at www.albemarle.com.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Statement of Income
(In thousands except per-share amounts) (Unaudited)

                                                         First Quarters Ended
                                                               March 31
                                            -------------------------------------------
                                                   2003                     2002(a)
                                            ----------------           ----------------
Net sales                                          $265,570                   $231,822
Cost of goods sold (b)                              207,928                    176,062
                                           ----------------           ----------------
       Gross profit                                  57,642                     55,760

Selling, general and administrative expenses         27,626                     25,704
Research and development expenses                     4,942                      4,776
Special item                                              -                        850  (c)
                                           ----------------           ----------------
      Operating profit                               25,074                     24,430
Interest and financing expenses                      (1,337)                    (1,225)
Minority interest                                      (694)                         -
Other income, net                                     4,267  (d)                   792
                                           ----------------           ----------------
Income before income taxes                           27,310                     23,997
Income taxes                                          4,096  (d)                 7,199
                                           ----------------           ----------------
Income before cumulative effect
   of a change in accounting principle               23,214                     16,798
Cumulative effect of a change in
   accounting principle, net                        (2,220) (e)                     -
                                           ----------------           ----------------
Net income                                          $20,994                    $16,798
                                           ================           ================


Basic earnings per share:
   Income before cumulative effect of a
      change in accounting principle                 $0.56                      $0.39
   Cumulative effect of a change in accounting
      principle, net                                 (0.05)   (e)                  -
                                           ----------------           ----------------
   Net income                                        $0.51                      $0.39
                                           ================           ================


Shares used to compute basic
   earnings per share                               41,496                     43,438
                                           ================           ================

Diluted earnings per share:
   Income before cumulative effect of a
      change in accounting principle                 $0.55                      $0.38
   Cumulative effect of a change in accounting
      principle, net                                 (0.05)   (e)                   -
                                            ----------------          ----------------

   Net income                                        $0.50                      $0.38
                                            ================          ================

Shares used to compute diluted
   earnings per share                               42,286                     44,190
                                            ================          ================



See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In thousands) (Unaudited)

                                                                 First Quarters Ended March 31
                                         ------------------------------------------------------------------------------
                                                        2003                                      2002(a)
                                              -----------------------------------         ----------------------------------
                                                Revenues               Income               Revenues              Income
                                              --------------         ------------         -------------        -------------

 Polymer Chemicals                                 $147,228              $16,349              $122,167              $11,924
 Fine Chemicals                                     118,342               13,387               109,655               16,308  (c)
                                              --------------         ------------         -------------        -------------
    Segment totals                                 $265,570               29,736  (b)         $231,822               28,232  (b)
                                              ==============                              =============
Corporate and other expenses                                              (4,662)                                    (3,802) (c)
                                                                     ------------                              -------------
  Operating profit                                                        25,074                                     24,430

Interest and financing expenses                                           (1,337)                                    (1,225)
Minority interest                                                           (694)                                         -
Other income, net                                                          4,267  (d)                                   792
                                                                     ------------                              -------------
 Income before income taxes                                              $27,310                                    $23,997
                                                                     ============                              =============




See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(In thousands) (Unaudited)

                                                                                          Three Months Ended March 31
                                                                                          ---------------------------
                                                                                            2003             2002 (a)
                                                                                      ----------------    --------------

Cash and cash equivalents at beginning of year                                            $37,636            $30,585

Cash flows from operating activities:
   Net income                                                                              20,994             16,798
    Cumulative effect of a change in accounting principle, net (e)                          2,220                  -
                                                                                      ----------------    --------------
   Income before cumulative effect of a change in accounting principle                     23,214             16,798

   Adjustments to reconcile net income before cumulative effect of a change in accounting principle to cash flows from operating activities:
     Depreciation and amortization                                                         20,138             20,269
     Working capital decrease excluding cash and cash equivalents                          13,561              1,057
     Increase in income tax receivable (d)                                               (11,083)                 -
   Other, net                                                                               3,331             (2,580)
                                                                                      ----------------    --------------
     Net cash provided from operating activities                                           49,161             35,544
                                                                                      ----------------    --------------
Cash flows from investing activities:
   Acquisition of business (f)                                                            (27,020)                 -
   Capital expenditures                                                                    (8,857)            (8,182)
   Proceeds from liquidation of investment                                                  4,216                  -
   Investments in joint ventures and nonmarketable securities                              (1,813)            (1,277)
   Restricted expended industrial revenue bond proceeds                                         -              1,741
                                                                                      ----------------    --------------
      Net cash used in investing activities                                               (33,474)            (7,718)
                                                                                      ----------------    --------------
Cash flows from financing activities:
   Proceeds from borrowings                                                                42,033            100,099
   Repayments of long-term debt                                                           (37,767)           (31,164)
   Purchases of common stock                                                              (13,213)           (92,943)
   Dividends paid                                                                          (5,918)            (5,918)
   Proceeds from exercise of stock options                                                      -                445
                                                                                      ----------------    --------------

      Net cash used in financing activities                                               (14,865)           (29,481)
                                                                                      ----------------    --------------

Net effect of foreign exchange on cash                                                      1,829                568
                                                                                      ----------------    --------------

Increase (decrease) in cash and cash equivalents                                            2,651             (1,087)
                                                                                      ----------------    --------------

Cash and cash equivalents at end of period                                                $40,287           $ 29,498
                                                                                      ================    ==============

  Supplemental noncash disclosures due to change in accounting principle:
         Increase in property, plant and equipment                                        $(6,520)                 -
         Increase in accumulated depreciation                                               2,985                  -
         Increase in other noncurrent liabilities                                           7,020                  -
         Decrease in deferred tax liabilities                                              (1,265)                 -
                                                                                      ----------------    --------------
            Total                                                                         $ 2,220                  -
                                                                                      ================    ==============

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands of dollars) (Unaudited)

                                                               March 31               December 31
                                                                 2003                   2002 (a)
                                                         -------------------        -----------------
ASSETS
Cash and cash equivalents                                        $   40,287               $   37,636
Other current assets                                                384,066                  375,428
                                                         -------------------        -----------------

   Total current assets                                             424,353                  413,064
                                                         -------------------        -----------------

Property, plant and equipment                                     1,520,768                1,497,989
Less accumulated depreciation
   and amortization                                               1,004,535                  978,918
                                                         -------------------        -----------------
   Net property, plant and equipment                                516,233                  519,071

Other assets and intangibles                                        282,187                  260,821
                                                         -------------------        -----------------
                                                                 $1,222,773               $1,192,956
                                                         ===================        =================

LIABILITIES &
SHAREHOLDERS' EQUITY
Current liabilities                                               $ 179,654                 $165,007
Long-term debt                                                      184,408                  180,137
Other noncurrent liabilities                                        156,353                  147,082
Deferred income taxes                                               130,676                  128,849
Minority interest                                                     1,719                    2,141
Shareholders' equity                                                569,963                  569,740
                                                         -------------------        -----------------
                                                                 $1,222,773               $1,192,956
                                                         ===================        =================

 Notes (in thousands except share amounts):

     (a) Certain amounts in the accompanying consolidated financial statements have been reclassified to conform to the current presentation.

     (b) Includes foreign exchange transaction gains of $61 and $791 for the three-month periods ended March 31, 2003, and 2002, respectively.

     (c) Special charges for the first quarter ended March 31, 2002, totaled $850 ($541 after income taxes or one cent per diluted share) resulting from the workforce reduction programs at certain of the Company's facilities.

     (d) In March 2003, the Company recorded a receivable for an income tax refund of $11,083. The refund related to the Internal Revenue Service's examination of the Company's 1996 and 1997 tax returns. The net effect of the refund on the Condensed Consolidated Statement of Income for the period ended March 31, 2003 amounted to $7,092 or 17 cents per diluted share, including interest $4,113 ($2,620 after income taxes) and a refund of $6,970, offset by, the reversal of a deferred tax asset previously recognized, totaling $2,498.

     (e) On January 1, 2003, the Company implemented Statement of Financial Accounting Standard No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The cumulative effect of the change in accounting principle resulting from the implementation of the standard was $2,220 net of taxes of $1,265 or five cents per diluted share.

     (f) On January 21, 2003, Albemarle acquired Ethyl's fuel and lubricant antioxidants working capital, patents and other intellectual property for $27,020 in cash plus Albemarle will pay to Ethyl a total of $2,500 in additional consideration during 2003 if Ethyl's purchases of antioxidant products from Albemarle and Albemarle's sales of antioxidant products to third parties for fuel and lubricant additive use meet certain specified performance criteria. The effect of the acquisition on 2003 earnings will be finalized upon completion of an external third party valuation, including appropriate amortization periods if any, of intellectual property acquired.